UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2012

ALON USA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32567	74-2966572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600

Dallas, Texas 75251

(Address of principal executive office) (Zip Code)

(972) 367-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 19, 2012, Alon USA Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Alon USA Partners, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of the Company (the “Partnership”), Alon USA Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Alon USA GP, LLC, a Delaware limited liability company (“Alon USA GP”), Alon Assets, Inc., a Delaware corporation and the sole member of the General Partner (“Alon Assets” and, together with the Company, the Partnership, the General Partner and Alon USA GP, the “Alon Parties”) and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and purchase by the Underwriters, of 10,000,000 common units representing limited partner interests (the “Firm Units”) at a price to the public of $16.00 per Common Unit ($14.88 per Common Unit, net of underwriting discounts). On November 20, 2012, the Underwriters notified the Partnership of their election to exercise their over-allotment option in full, pursuant to the terms of the Underwriting Agreement, for 1,500,000 Common Units (the “Option Units,” and, together with the Firm Units, the “Offered Units”). The material terms of the Offering are described in the prospectus, dated November 19, 2012 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on November 21, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-183671), initially filed by the Partnership on August 31, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Alon Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Offered Units closed November 26, 2012, and the Partnership received total gross proceeds from the Offering of approximately $184 million. The Company used approximately $171.1 million of the net proceeds from the Offering to reduce its $450 million term loan that closed on November 13, 2012. In addition, the Company paid approximately $2.0 million of offering expenses on behalf of the Partnership.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Omnibus Agreement

On November 26, 2012, in connection with the closing of the Offering, the Company entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Company, the Partnership, the General Partner and Alon Assets.

Pursuant to the Omnibus Agreement, the Company will indemnify the Partnership for certain liabilities relating to:

•	the failure to convey good and indefeasible title to the assets contributed to the Partnership, and such failure renders the Partnership unable to use or operate such assets;

•

failure of the Partnership to be the owner of valid and indefeasible easement rights, rights-of-way, leasehold and/or fee ownership interest in and to the lands on which the contributed assets are located;

•	failure of the Partnership to be the owner of valid title to 100% of the equity interest of Alon USA, LP and Alon USA Refining, LLC;

•	failure of the Partnership to have any consent or governmental approval that inhibits Partnership’s ability to to use or operate the contributed assets; and

•	all federal, state and local income tax liabilities attributable to the ownership and operation of the contributed assets prior to the closing of the Offering.

The indemnification obligations described above terminate on the third anniversary of the closing of the Offering, except for the indemnification regarding federal, state and local income tax liabilities, which shall survive until sixty (60) days after the termination of any applicable statute of limitations.

The Omnibus Agreement also grants the Partnership, for so long as the Company or its controlled affiliates, individually or as part of a group, control the General Partner, a right of first refusal to acquire an interest in any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in Arizona, Arkansas, Colorado, Kansas, New Mexico, Oklahoma or Texas, either before the Company or its controlled affiliates or promptly thereafter, subject to certain exceptions. In addition, the Partnership was granted a 60-day exclusive right of negotiation if the Company or any of its controlled affiliates decide to attempt to sell any refinery and related crude oil and refined product logistic assets, including non-retail transportation terminal sales, that operate in Arizona, Arkansas, Colorado, Kansas, New Mexico, Oklahoma or Texas.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Services Agreement

On November 26, 2012, in connection with the closing of the Offering, the Company entered into a Services Agreement (the “Services Agreement”) by and among the Company, the Partnership and the General.

The Services Agreement addresses certain aspects of the Partnership’s relationship with the Company and the General Partner, including:

•	the provision by the Company or its service subsidiary to the Partnership of certain general and administrative services and its agreement to reimburse the Company for such services; and

•

the provision by the Company or its service subsidiary to the Partnership of such employees as may be necessary to operate and manage the Partnership’s business, and its agreement to reimburse the Company for the expenses associated with such employees.

Pursuant to the Services Agreement, the Partnership will reimburse the Company or its service subsidiary for (i) all reasonable direct and indirect costs and expenses incurred by it in connection with the performance of these services and (ii) all other reasonable expenses allocable to the Partnership or the General Partner or otherwise incurred by the Company in connection with the operation of the Partnership’s business.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated in this Item 1.01 by reference.

Tax Sharing Agreement

On November 26, 2012, in connection with the closing of the Offering, the Company entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) by and among the Company and the Partnership, pursuant to which the Partnership will reimburse the Company for the Partnership’s share of state and local income and other taxes borne by the Company as a result of the Partnership’s results being included in a combined or consolidated tax return filed by the Company with respect to taxable periods including or beginning on the closing date of the Offering.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated in this Item 1.01 by reference.

Fuel Supply Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a 20-year fuel supply agreement (the “Fuel Supply Agreement”) with Southwest Convenience Stores, LLC (“Southwest”), a subsidiary of the Company, under which the Partnership will supply substantially all of the motor fuel requirements of the Company’s retail convenience stores.

Pursuant to the Fuel Supply Agreement, the volume of motor fuels sold will be determined monthly based upon Southwest’s estimated requirements. Southwest shall purchase such motor fuels at a price equal to the price per unit in effect at the time of delivery less applicable terminal discounts (as provided in the Fuel Supply Agreement) plus all applicable freight, taxes, pipeline tariff and delivery place differentials.

The Fuel Supply Agreement additionally provides for (i) Southwest’s mandatory participation in the Partnership’s credit card payment network, (ii) Southwest’s use of the “Alon” name and related marks in connection with the use of the credit card payment network and the resale of the motor fuels purchased pursuant to the Fuel Supply Agreement, and (iii) marketing services for the benefit of Southwest (at an additional cost). The Fuel Supply Agreement allows for Southwest’s resale of the motor fuels purchased thereunder to unaffiliated permitted distributors, as defined therein. All permitted distributors are required to participate in the credit card payment network pursuant to the terms of their applicable Alon payment card program dealer agreements.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Fuel Supply Agreement, which is filed as Exhibit 10.4 to this Form 8-K and incorporated in this Item 1.01 by reference.

Asphalt Supply Agreement

On November 26, 2012, in connection with the closing of the Offering, the Partnership entered into a 20-year asphalt supply agreement (the “Asphalt Supply Agreement”) with Paramount Petroleum Corporation (“Paramount”), a subsidiary of the Company, under which Paramount will purchase all of the asphalt produced by the Partnership. The volume of asphalt sold pursuant to the Asphalt Supply Agreement will be based upon actual production, but the Partnership will provide good faith non-binding forecasts of its monthly production estimates for the upcoming contract year upon the effective date of the Asphalt Supply Agreement and on each anniversary thereafter. On or before the 20th day of each calendar month, Paramount will provide nominations by week for each product for the following month stating volumes and delivery points.

Prices for all products sold pursuant to the Asphalt Supply Agreement will be equal to the three day average price for such product, determined by reference to the value derived from the pricing formula set forth in the Asphalt Supply Agreement for such product on the day of delivery or lifting and for the two business days prior to the date of delivery or lifting. For products having a contract term exceeding one year, the parties will meet any time after the expiration of six months from the effective date of the Asphalt Supply Agreement to reexamine the price for such product.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Asphalt Supply Agreement, which is filed as Exhibit 10.5 to this Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner and Alon Assets is a direct or indirect wholly owned subsidiary of the Company. As a result, certain individuals, including officers and directors of the Company, the General Partner and Alon Assets serve as officers and/or directors of more than one of such other entities.

Certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for us, the Partnership and our respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. Certain of the Underwriters or their affiliates have performed or will perform commercial banking, investment banking and advisory services for us, for which they have received or will receive customary fees and reimbursement or expenses.

As more fully described in the section “Certain Relationships and Related Party Transactions” of the Prospectus, which is incorporated herein by reference, the Company indirectly owns and controls the General Partner and owns, through a wholly owned subsidiary, an aggregate of 51,000,000 Common Units in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets

Contribution Agreement

On November 26, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution, Conveyance and Assumption Agreement by and among the Company, the Partnership, the General Partner, Alon Assets, Alon Refining, Alon Operating, Alon USA LP and Alon USA GP (the “Contribution Agreement”) (terms used herein but not defined have the meaning given to them in the Contribution Agreement):

•	Alon USA GP distributed all of the interests in Alon USA GP II to Alon Assets.

•	Alon Assets contributed 100% of the member interests in each of Alon USA Delaware, Alon USA GP II, LLC and Alon Refining to the Partnership in exchange for 51,000,000 Common Units.

•

The Partnership and all of its subsidiaries assigned their remaining intercompany receivables to Alon Assets, and Alon Assets assumed liability for all of the remaining intercompany payables of the Partnership and all of its subsidiaries, other than the IPO Repayment Obligations.

•	The Company executed and delivered the Promissory Note as consideration for Alon Assets’ assumption of the MLP Tranche of the New Term Loan Facility.

•	The Partnership assumed the MLP Tranche of the New Term Loan Facility from Alon Assets.

•	The Underwriters contributed $171.1 million in cash, in exchange for 11,500,000 Common Units.

•	The Partnership repaid approximately $171.1 million of its intercompany liabilities, and the Company paid, on behalf of the Partnership, approximately $2.0 million of offering expenses.

Relationships

The description of the relationships among the Partnership, the General Partner and Alon Energy are provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 9.01	Exhibits

(d) Exhibits

1.1	Underwriting Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc., Alon USA GP, LLC and Alon USA Energy, Inc. and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, dated November 19, 2012.

10.1	Omnibus Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc. and Alon Energy, Inc., dated November 26, 2012.

10.2	Services Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC by and Alon Energy, Inc., dated November 26, 2012.

10.3	Tax Sharing Agreement by and among Alon USA Partners, LP and Alon USA Energy, Inc., dated November 26, 2012.

10.4	Distributor Sales Agreement by and among Along USA Partners, LP and Southwest Convenience Stores, LLC, dated November 26, 2012.

10.5	Offtake Agreement by and among Alon USA, LP and Paramount Petroleum Corporation, dated November 26, 2012.

10.6	Contribution, Conveyance and Assumption Agreement by and among Alon Assets, Inc., Alon USA Partners GP, LLC, Alon USA Partners, LP, Alon USA Energy, Inc., Alon USA Refining, LLC, Alon USA Operating, Inc., Alon USA, LP and Alon USA GP, LLC, dated November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALON USA ENERGY, INC.

Dated: November 26, 2012
	By:	/s/ Shai Even
		Name:	Shai Even
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc., Alon USA GP, LLC and Alon USA Energy, Inc. and Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, dated November 19, 2012.

10.1	Omnibus Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC, Alon Assets, Inc. and Alon Energy, Inc., dated November 26, 2012.

10.2	Services Agreement by and among Alon USA Partners, LP, Alon USA Partners GP, LLC by and Alon Energy, Inc., dated November 26, 2012.

10.3	Tax Sharing Agreement by and among Alon USA Partners, LP and Alon USA Energy, Inc., dated November 26, 2012.

10.4	Distributor Sales Agreement by and among Along USA Partners, LP and Southwest Convenience Stores, LLC, dated November 26, 2012.

10.5	Offtake Agreement by and among Alon USA, LP and Paramount Petroleum Corporation, dated November 26, 2012.

10.6	Contribution, Conveyance and Assumption Agreement by and among Alon Assets, Inc., Alon USA Partners GP, LLC, Alon USA Partners, LP, Alon USA Energy, Inc., Alon USA Refining, LLC, Alon USA Operating, Inc., Alon USA, LP and Alon USA GP, LLC, dated November 26, 2012.